Exhibit 10.1

                             FREEDOM PETROLEUM, INC.
                    650 Poydras Street, Office 15 Suite 1400
                              New Orleans, LA 70130


                                                                  April 28, 2015

Shalex Corporation
905, 500 4th Ave SW
Calgary Alberta T2P 2V6
Attn: Wm. R. (Bill) McKay, President & CEO

     Re: Purchase and Sale Agreement

Dear Mr. McKay,

This letter is regarding the Purchase and Sale Agreement (the "Agreement") dated October 10, 2014 entered into by and between Shalex Corporation ("Shalex") and Freedom Petroleum, Inc. ("Freedom"). Freedom has decided not to meet the payment terms of the Agreement due to recent changes in global oil markets and a declined interest in the industry from investors, therefore, management has determined it would be in our shareholders' best interest not to continue pursuing the transaction contemplated under the Agreement and therefore we would like to terminate it. Based on the terms of the Agreement, it can be terminated through mutual consent. Accordingly, we hereby request your consent to terminate the Agreement pursuant to Section 6.16(c) of the Agreement.

Freedom understands that the mutual agreement to terminate is subject to Freedom making proper disclosure to all applicable regulatory authorities and filing such disclosure by way of a Form 8K

By returning a signed copy of this letter to us, you  acknowledge and agree that
1) this termination is not a result of any fault or breach from either party and is made upon mutual consent of both parties; and 2) following the termination of the Agreement, Freedom shall immediately cease to be liable under Section 3.4 of the Agreement and neither party shall have any further liability to the other under the Agreement.

We have enjoyed working with you and wish you a prosperous future. Please contact me if you would like to discuss this matter further. Thank you.

                                               Very truly yours,

                                               FREEDOM PETROLEUM, INC.



                                               By: /s/ Anton Lin
                                                  ------------------------------
                                               Name:  Anton Lin
                                               Title: CEO

Accepted and Agreed to
as of the date first above written:

SHALEX CORPORATION


By: /s/ Wm. R. McKay
   --------------------------------
Name:  Wm. R. (Bill) McKay
Title: President and CEO